BAGELL, JOSEPHS, LEVINE, FIRESTONE & COMPANY, L.L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                               HIGH RIDGE COMMONS
                                 SUITES 400-403
                           200 HADDONFIELD BERLIN ROAD
                           GIBBSBORO, NEW JERSEY 08026
                       (856) 346-2828  FAX (856) 346-2882





June  6,  2000


VIA  FAX:  713-654-134l

                          INDEPENDENT AUDITOR'S REPORT

To  the  Board  of  Directors  of  Pinnacle  Business  Management,  Inc.

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 12, 2000 relating to the financial statements of Pinnacle Business Management, Inc. for the quarter ending March 31, 2000.



/S/  BAGELL,  JOSEPHS,  LEVINE,  FIRESTONE  &  CO.,  L.L.C.
-----------------------------------------------------------
BAGELL,  JOSEPHS,  LEVINE,  FIRESTONE  &  CO.,  L.L.C.
Certified  Public  Accountants


June  6,  2000